Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Third Quarter 2013 Results

Results include record revenues and profit larger than expectations

MOUNTAIN VIEW, Calif. — October 31, 2013— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its quarter ended September 30, 2013.

GAAP results: Revenue for the third quarter of 2013 was $94.0 million, up $0.4 million or 0.4% from the second quarter of 2013, and up $9.7 million or 11.5% from the third quarter of 2012. Revenue for the nine months ended September 30, 2013 was $274.8 million, up $51.0 million or 22.8% from the nine months ended September 30, 2012.

Third quarter 2013 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $7.8 million, or $0.21 per diluted share. This compares to net income of $6.0 million, or $0.17 per diluted share, in the second quarter of 2013 and net income of $6.9 million, or $0.20 per diluted share, in the third quarter of 2012. For the nine months ended September 30, 2013, net income was $17.2 million, or $0.48 per diluted share. This compares to net income of $10.6 million, or $0.31 per diluted share, for the nine months ended September 30, 2012.

Non-GAAP results: Non-GAAP net income was $11.3 million for the third quarter of 2013, or $0.31 per diluted share. Non-GAAP net income for the third quarter excludes $2.8 million of stock-based compensation expense and $1.1 million ($0.8 million net of the $0.3 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2012 and earlier. This compares to non-GAAP net income of $9.9 million, or $0.29 per diluted share for the third quarter of 2012, excluding $2.4 million of stock-based compensation expense and $1.1 million ($0.7 million net of the $0.4 million tax effect) of amortization expense for all intangible assets acquired in connection with acquisitions made by Omnicell in 2012 and earlier.  Third quarter 2013 results compare to non-GAAP net income of $9.4 million, or $0.27 per diluted share for the second quarter of 2013. Non-GAAP net income for the second quarter excluded $2.7 million of stock-based compensation expense and $1.1 million ($0.7 million net of the $0.4 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2012 and earlier.

For the nine months ended September 30, 2013, non-GAAP net income was $28.1 million, or $0.79 per diluted share. Non-GAAP net income for the nine months ended September 30, 2013 excludes $8.4 million of stock-based compensation expense and $3.2 million ($2.1 million net of the $1.1 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2012 and earlier.  For the nine months ended September 30, 2012, non-GAAP net income was $21.2 million, or $0.62 per diluted share. Non-GAAP net income for the nine months ended September 30, 2012 excludes $6.8 million of stock-based compensation expense, $4.9 million of acquisition transaction and integration costs ($2.9 million net of the $2.0 million tax effect), and $1.6 million ($1.0 million net of the $0.6 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2012 and earlier.

“I’m pleased that Omnicell remains on pace with 2013 growth and profit projections,” said Randall Lipps, Omnicell President, Chairman and CEO.

“Our three-leg strategy for expansion into new markets, clearly differentiated products, and targeted acquisition of new technology continues to propel Omnicell growth and position us well competitively. This quarter results, which include our highest revenue ever, record non-GAAP earnings, and a record volume of new orders, demonstrate the value of our solution in the evolving healthcare landscape.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 1:30 p.m. PT to discuss third quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 86848569. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 12:00 p.m. PT on November 14. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 86848569.

About Omnicell

For over 20 years, the mission of Omnicell (NASDAQ: OMCL) has been creating new efficiencies to help improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software solutions for patient-centric medication and supply management across the entire healthcare continuum, from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

Since 1992, more than 2,600 Acute Care customers worldwide have utilized Omnicell’s medication automation, supply chain and analytics solutions to enable them to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Non-Acute Care solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions that can help reduce costly hospital readmissions and enable approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, please visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to Omnicell’s growth and the success of Omnicell’s strategy. Risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long term care to home care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, and the ability of the company to improve sales productivity to grow product backlog and to develop new products and integrate acquired companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b)  Reorganization costs. During the nine months ended September 30, 2013, we recorded $0.7 million of reorganization costs related to our Non-Acute Care segment ($0.4 million net of the $0.3 million tax effect). This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

c) Acquisition-related transaction and integration expenses. In connection with our acquisition of MTS, we recorded $4.9 million of acquisition-related transaction and integration costs ($2.9 million net of the $2.0 million tax effect) in the second quarter of 2012. This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

d)  Intangible assets amortization from business acquisitions. We excluded from our non-GAAP results the amortization expense resulting from the MTS acquisition as well as earlier Omnicell acquisitions. This impacts the third quarter of fiscal 2013 non-GAAP results by $1.1 million ($0.8 million net of $0.3 million tax effect) and September 30, 2013 year-to-date non-GAAP results by $3.2 million ($2.1 million net of $1.1 million tax effect). This impacted September 30, 2012 third quarter results by $1.1 million ($0.7 million net of $0.4 million tax effect) and September 30, 2012 year-to-date results by $1.6 million ($1.0 million net of the $0.6 million tax effect).These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii)  We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense, as well as excluding certain non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues:
Product	$75,508	$75,581	$67,446	$220,325	$175,239
Services and other revenues	18,531	18,105	16,885	54,510	48,619
Total revenue	94,039	93,686	84,331	274,835	223,858

Cost of revenues:
Cost of product revenues	33,977	36,286	30,636	103,810	79,532
Cost of services and other revenues	8,022	8,032	7,608	24,250	23,114
Total cost of revenues	41,999	44,318	38,244	128,060	102,646

Gross profit	52,040	49,368	46,087	146,775	121,212
Operating expenses:
Research and development	6,561	7,150	5,545	21,665	17,538
Selling, general, and administrative	34,762	32,859	29,316	100,866	86,382
Total operating expenses	41,323	40,009	34,861	122,531	103,920
Income from operations	10,717	9,359	11,226	24,244	17,292
Other income and (expense), net	25	63	34	(134)	57
Income before provision for income taxes	10,742	9,422	11,260	24,110	17,349
Provision for income taxes	2,987	3,406	4,340	6,954	6,703
Net income	$7,755	$6,016	$6,920	$17,156	$10,646

Net income per share:
Basic	$0.22	$0.17	$0.21	$0.50	$0.32
Diluted	$0.21	$0.17	$0.20	$0.48	$0.31

Weighted average shares outstanding:
Basic	35,133	34,450	33,193	34,499	33,316
Diluted	36,190	35,374	34,068	35,466	34,241

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$116,190	$62,313
Accounts receivable, net	63,999	55,116
Inventories	30,705	26,903
Prepaid expenses	16,234	15,392
Deferred tax assets	11,860	11,860
Other current assets	8,052	9,172
Total current assets	247,040	180,756

Property and equipment, net	33,492	34,107
Non-current net investment in sales-type leases	12,398	13,228
Goodwill	111,343	111,407
Other intangible assets	82,530	85,550
Non-current deferred tax assets	1,293	993
Other assets	17,069	15,778
Total assets	$505,165	$441,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,717	$18,255
Accrued compensation	12,876	11,613
Accrued liabilities	13,200	11,988
Deferred service revenue	22,247	20,449
Deferred gross profit	25,206	20,772
Total current liabilities	98,246	83,077

Non-current deferred service revenue	17,657	19,892
Non-current deferred tax liabilities	26,053	26,491
Other long-term liabilities	5,423	4,809
Total liabilities	147,379	134,269

Stockholders’ equity:
Total stockholders’ equity	357,786	307,550

Total liabilities and stockholders’ equity	$505,165	$441,819

(1)         Information derived from our December 31, 2012 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	September 30, 2013		June 31, 2013		September 30, 2012
	Net income	Net income per share- diluted	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$7,755	$0.21	$6,016	$0.17	$6,920	$0.20
Non-GAAP adjustments:
Amortization of intangible assets acquired by acquisition	1,060		1,060		1,057
Subtotal pretax adjustments	1,060		1,060		1,057
Income tax effect of non-GAAP adjustments (a)	(295)		(382)		(407)
Subtotal after-tax adjustments	765		678		650

ASC 718 share-based compensation adjustment (b)
Gross profit	325		325		275
Operating expenses	2,485		2,362		2,086
Total after-tax adjustments	3,575	0.10	3,365	0.10	3,011	0.09

Non-GAAP	$11,330	$0.31	$9,381	$0.27	$9,931	$0.29

(a)         Tax effects are calculated using the effective tax rates for the respective periods presented.

(b)         This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 for the periods shown.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Nine months ended
	September 30, 2013		September 30, 2012
	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$17,156	$0.48	$10,646	$0.31
Non-GAAP adjustments:
Business acquisition costs
Reorganization costs (a)	732		—
Transaction and integration costs for acquisitions (b)	—		4,855
Amortization of intangible assets acquired by acquisition (c)	3,180		1,615
Subtotal pretax adjustments	3,912		6,470
Income tax effect of non-GAAP adjustments (d)	(1,395)		(2,663)
Subtotal after-tax adjustments	2,517		3,807

ASC 718 share-based compensation adjustment (e)
Gross profit	954		776
Operating expenses	7,469		6,005
Total after tax adjustments	10,940	0.31	10,588	0.31

Non-GAAP	$28,096	$0.79	$21,234	$0.62

(a)         This adjustment is for reorganization costs related to our Non-Acute Care segment for the nine months ended September 30, 2013.

(b)         This adjustment is for the incurrence of transaction and integration costs related to our acquisition of MTS in May 2012.

(c)          Beginning with the second quarter of 2012, we are recognizing the amortization expense resulting from all intangible assets recorded from business acquisitions as a non-GAAP adjustment, including MTS and prior acquisitions.

(d)         Tax effects are calculated using the effective tax rates for the respective periods presented.

(e)          This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 for the periods shown.

Omnicell, Inc.

Calculation of Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

GAAP net income	$7,755	$6,016	$6,920	$17,156	$10,646
Add back:
ASC 718 stock compensation expense	2,810	2,687	2,361	8,423	6,781
Reorganization costs	—	—	—	732	—
Transaction and integration costs for acquisitions, pre-tax	—	—	—	—	4,855
Interest	(14)	(7)	9	85	(46)
Depreciation and amortization expense	4,488	4,773	3,913	13,732	9,246
Income tax expense	2,987	3,406	4,340	6,954	6,703
Non-GAAP adjusted EBITDA (1)	$18,025	$16,875	$17,543	$47,081	$38,185

(1)         Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, as well as excluding certain non-GAAP adjustments. The non-GAAP adjustments for the nine months ended September 30, 2012 exclude transaction and integration costs for MTS, acquired in May 2012.